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                                                              EXHIBIT 10.22



                             ADMINISTRATIVE SERVICES

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

                  This ADMINISTRATIVE SERVICES INTELLECTUAL PROPERTY LICENSE AGREEMENT (this "Agreement") is dated as of July 1, 2003 (the "Effective Date"), and is among ROYAL INDEMNITY COMPANY, a Delaware property and casualty insurance company ("Licensor"), and ROYAL SPECIALTY UNDERWRITING, INC., a corporation organized under the laws of Georgia ("Licensee"). Licensor and Licensee are sometimes referred to herein individually as, "Party" and collectively as, the "Parties." Capitalized terms used but not defined herein and which are defined in the Service Agreement (as defined below), shall have the meanings ascribed to them in the Service Agreement.

                  WHEREAS, Licensee and an affiliate of Licensor are parties to that certain RICA Administrative Services Agreement, of even date herewith (the "Service Agreement"), pursuant to which Licensee agrees to perform the Administrative Services under the Service Agreement (collectively, the "Services");

                  WHEREAS, in order for Licensee to provide the Services under the Service Agreement, Section 2.1(d) of the Service Agreement provides that Licensee's access to the Computer Systems controlled by Licensor that are necessary for it to provide the Services and other services specified therein shall be governed by the terms of this Agreement; and

                  WHEREAS, Licensor and Licensee are each willing to enter into such arrangements on the terms and conditions set forth herein;

                  NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto hereby covenant and agree as follows:

1.       LICENSE GRANT; TERM.

                  1.1      License Grant.

                  (a) Effective upon the Effective Date and subject to all the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, during the Term a limited, royalty-free, non-exclusive, non-transferable or assignable (except as set forth in Section 8.6), sub-licenseable (as set forth in Section 8.7) license to (i) access through transmission media as specified on Schedule 1.1(1), display and use the Computer Systems, including, without limitation, the databases and software described in Schedule 1.1(2) hereto and related documentation, if any, and (ii) download data from, and upload data to, Licensor's Network System, in agreed-upon format solely in connection with the Services under the Service Agreement. The license shall include at no charge any changes, modifications and upgrades to the Computer Systems as Licensor may develop from time to time and/or make available through the Network System or otherwise. For purposes of this Agreement, "Network System" shall mean Licensor's servers on which the Computer Systems reside, which servers are located at Licensor facilities at 9300 Arrowpoint Blvd., Charlotte, North Carolina, as may be relocated at Licensor's discretion upon thirty (30) days' prior written notice to Licensee.

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                  (b)      With respect to any Computer Systems accessed by
Licensee on Licensor's Network System via website, and/or otherwise via the Internet or Licensor's intranet in accordance with the terms herein:

                  (i) Licensor will act at its sole cost to maintain all communications equipment inside the Network System firewalls and necessary for Licensee to access the Computer Systems. Licensee shall be responsible for maintaining access to communications equipment as necessary to access and use the Computer Systems, and download and upload data from inside the Network System firewall. Each Party shall be responsible for its own transmission, reception, storing and handling of originated electronic documents, and provide and maintain the equipment, software, services, and testing necessary to perform such Party's obligations under this Agreement effectively and reliably.

                  (ii) Licensee covenants to Licensor that it shall provide security levels consistent with Licensor's practices to protect all Computer Systems that Licensee accesses hereunder against the risk of penetration by a third party by (1) protecting against intrusions, (2) encrypting of Licensor Confidential Information transactions, and (3) ensuring that anti-virus software is up-to-date and that DAT files are updated regularly.

                  1.2 Exclusion of All Other Rights. Except as expressly provided herein, Licensor grants no rights or licenses under this Agreement whatsoever in or to the Computer Systems or any other Licensor products, services or other Licensor intellectual proprietary or personal rights. All rights and licenses not expressly granted in this Agreement are hereby expressly reserved by Licensor or Licensee, as the case may be.

                  1.3 Restrictions. Except to the extent expressly permitted herein, or by prior written permission of Licensor, Licensee shall not, and shall not authorize any third party to: (a) modify, alter, or otherwise create any derivative work of the Computer Systems or any portion thereof; (b) sublicense, transfer or assign (except as provided in Sections 8.6 or 8.7 herein) the Computer Systems or any right with respect thereto; (c) rent, lease, outsource or distribute the Computer Systems; (d) copy all or any portion of the Computer Systems, including but not limited to, the documentation, if any; and
(e) disassemble, decompile, reverse engineer, translate, or otherwise convert to human readable form, in whole or in part, any portion of the Computer Systems, except to the extent such foregoing restriction is expressly prohibited by Applicable Law.

                  1.4 Consultation and Training. Licensor shall provide such consultation and training as may be reasonable and necessary to ensure accurate receipt of or download of data and as otherwise may be reasonably necessary for Licensee to perform the Services under the Service Agreement.

                  1.5 Documentation. Licensor shall provide Licensee from time to time during the Term documentation pertaining to the use of the Computer Systems as may be reasonably necessary for Licensee to perform the Services under the Service Agreement, to the extent such documentation exists and has not already been provided to Licensee.

                  1.6 Support and Maintenance. Licensor shall provide such support and maintenance as may be reasonably necessary for Licensee to perform the Services under

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the Service Agreement consistent with Licensor's support and maintenance of the
Computer Systems provided to Licensee before the Closing. Such maintenance and support shall include, at a minimum technical support as follows: a Licensor-designated information system coordinator shall accept and respond diligently to all reasonable technical support inquiries posed by Licensee relating to: (i) errors made by Licensor and encountered by Licensee in Licensee's access to and use of the Computer Systems as provided herein; (ii) simple explanations of the Computer Systems functionality, and (iii) maintenance of the Computer Systems as may be provided as part of Licensor's regular Network System maintenance for Licensor's own business purposes.

                  1.7 Duration. This Agreement, including any licenses granted hereunder, shall become effective as of the Effective Date and continue until such time as the Service Agreement shall expire or otherwise be terminated in accordance with Section 11.1 of the Service Agreement, unless earlier terminated in accordance with Section 8.15 herein.

2.       OWNERSHIP.

                  2.1 Computer Systems. Licensee acknowledges and agrees that, as between Licensor and Licensee, ownership of and title in and to the Computer Systems and all Intellectual Property Rights in or to the Computer Systems are and shall remain in Licensor. For purposes of this Agreement, "Intellectual Property Rights" means, collectively, patents, trade secrets (as defined in the Restatement, Second, Torts), copyrights, trade names, rights in trade dress, and all other intellectual property rights, whether arising under the laws of the United States or any other state, country or jurisdiction, including all rights or causes of action for infringement or misappropriation of any of the foregoing, in each case now existing or hereafter arising during the term of this Agreement.

3.       PROTECTION OF COMPUTER SYSTEMS.

                  3.1 Legal Action. Except as set forth below, Licensor shall maintain sole control and discretion over the prosecution and protection of all rights, including all Intellectual Property Rights, in and to the Computer Systems.

                  3.2      Protection of Intellectual Property Rights.

                           3.2.1 Licensee shall promptly notify Licensor in writing of any unauthorized use, infringement, misappropriation, dilution or other violation of the Computer Systems of which it becomes aware or suspects.

                           3.2.2 Licensor shall have the primary right, but not the obligation, to bring and control any suits against any unauthorized use, infringement, misappropriation, dilution or other violation of the Computer Systems, unless Licensor otherwise consents in writing. In the event that Licensor elects not to exercise this right, Licensor (at Licensee's request) shall execute appropriate documents to authorize Licensee to bring and to control such action, and Licensor shall reasonably assist Licensee in any such action, including being named as a party to such litigation as required by applicable law. Licensor shall have the right to participate and be represented in any such action, suit or proceeding by its own counsel at its own expense.

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                           3.2.3    Licensee agrees to reasonably cooperate with
         Licensor, at Licensor's cost (except for de minimis expenses, which shall be borne by Licensee), in any litigation or other enforcement action that Licensor may undertake to enforce or protect the Computer Systems, including, upon Licensor's reasonable request, the execution, filing and delivery of all documents and proof necessary for such purpose. Licensee shall have the right to participate and be represented in any such action, suit or proceeding by its own counsel at its own expense.

                           3.2.4 Except as expressly stated in this Section 3.2, each party shall bear the costs, fees and expenses incurred by such party in complying with the provisions of this Section 3.2, including those incurred in bringing or controlling any such suits.

4.       REPRESENTATIONS AND WARRANTIES.

                  4.1 Each party hereto represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full power and authority (corporate and otherwise) to own its properties and assets and to conduct its business as now being conducted; (ii) it has the corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement and the transactions and other documents contemplated hereby have been duly authorized by all necessary corporate action on the part of such party; (iii) this Agreement has been duly executed and delivered by authorized officers of each party, and constitutes a legal, valid and binding obligation of the party, fully enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights, and general equity principles.

                  4.2 Licensor represents and warrants that: (i) Licensor has the right to grant the licenses granted herein; (ii) Licensee's use of the Computer Systems in the performance of the Services and its obligations under the Service Agreement does not and will not violate or infringe the Intellectual Property Rights of any person who is not a party to this Agreement; (iii) Licensor will not knowingly include or insert, or knowingly permit or cause any third party to include or insert, any computer virus on the Computer Systems that will be available to Licensee; (iv) the Computer Systems shall, during the course of this agreement, be free of material defects; and (v) Licensor shall make the Computer Systems available to Licensee as reasonably necessary for Licensee to perform the Services.

                  4.3 EXCEPT AS SET FORTH IN SECTIONS 4.1 AND 4.2, (A) THE COMPUTER SYSTEMS ARE PROVIDED ON AN "AS IS" BASIS, WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, PROPER COOPERATION OR INTERFACING WITH THIRD PARTY INFORMATION TECHNOLOGY OR OTHER WARRANTIES, CONDITIONS, GUARANTEES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED; AND (B) LICENSEE EXPRESSLY WAIVES

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ANY AND ALL RIGHTS IT MAY HAVE UNDER THE UNIFORM COMMERCIAL CODE.

5.       INDEMNIFICATION.

                  5.1 Licensee will indemnify, defend and hold harmless Licensor and its employees, officers and directors from and against all claims, liabilities, suits, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, resulting from any claim brought by any third party (excluding any Affiliate of Licensor) alleging infringement by Licensee of such third party's Intellectual Property Rights arising out of Licensee's use of the Computer Systems outside the scope of use of the Computer Systems permitted to Licensee hereunder and/or that is contrary to the rights granted to Licensee herein, except for losses, liabilities or damages arising from the sole claim that the Computer Systems or Licensor's grant hereunder infringe the Intellectual Property Rights of such third party, independent of Licensee's use thereof.

                  5.2 Licensor will indemnify, defend and hold harmless Licensee and its employees, officers and directors from and against all claims, liabilities, suits, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, resulting from any claim brought by any third party alleging infringement by Licensee of such third party's Intellectual Property Rights arising out of Licensee's use of the Computer Systems to the extent such use of the Computer Systems falls within the scope of or is not contrary to the rights granted to Licensee herein. Notwithstanding anything to the contrary in the foregoing sentence, Licensor shall not indemnify Licensee with respect to the possibility of infringement by Combination Use of the Computer Systems. The Parties agree that Licensor has no duty to investigate or to warn Licensee of any such possibility. As used herein, "Combination Use" means use of any Computer System outside the scope of the license granted herein or use of the Computer Systems in combination or conjunction with any software other than the Computer Systems, any unauthorized modifications under Section 1.3, or combination with any Licensee hardware.

                  5.3 In the event that either Licensor or Licensee wishes to assert a claim for indemnification under this Section 5, such party seeking indemnification (the "Indemnified Party") shall deliver written notice (a "Claims Notice") to the other party (the "Indemnifying Party") no later than ten
(10) Business Days after such claim becomes known to the Indemnified Party, specifying the facts constituting the basis for, and the amount (if known) of the claim asserted. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not release the Indemnifying Party from any of its obligations under this Section 5, except to the extent the Indemnifying Party is materially prejudiced by such failure.

6. DISCLAIMER OF CONSEQUENTIAL AND SPECIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER PARTY NOR ANY RELATED ENTITY THEREOF SHALL BE LIABLE TO THE OTHER PARTY, ANY RELATED ENTITY THEREOF OR ANY OTHER THIRD PERSON UNDER THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING

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NEGLIGENCE AND STRICT PRODUCT LIABILITY) INDEMNITY OR CONTRIBUTION, AND
IRRESPECTIVE OF WHETHER A PARTY OR ANY RELATED ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

7.       CONFIDENTIALITY; ARBITRATION.

                  7.1 All confidential and proprietary information shall be protected in accordance with Article XII of the Service Agreement.

                  7.2 All disputes between the Parties shall be subject to the provisions of Article XIV of the Service Agreement.

8.       GENERAL.

         8.1 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the Parties hereto.

         8.2 Entire Agreement. This Agreement, the Service Agreement and the other Ancillary Agreements between or, as the case may be, among the Parties (together with the exhibits hereto and the other agreements, documents and instruments delivered in connection herewith) constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the Parties or any of them with respect to the subject matter hereof.

         8.3      Interpretation.

                  (a) When a reference is made in this Agreement to a Section, such reference shall be to a section of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (b) The Parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

         8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), by courier

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(delivery of which is confirmed) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties to this Agreement as follows:

                  If to Licensor:

                           Laura S. Lawrence, Esq.
                           General Counsel
                           Royal Group, Inc.
                           9300 Arrowpoint Blvd.
                           Charlotte, NC  28273
                           Telephone No.: (704) 522-2851
                           Facsimile No.: (704) 522-2313

                  With a copy to (which shall not constitute notice to Licensor for purposes of this Section 8.4):

                           Robert J. Sullivan, Esq.
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Telephone No.: 212-735-2930
                           Facsimile No.: 212-735-2000

                  If to Royal Specialty Underwriting, Inc:

                           Royal Specialty Underwriting, Inc.
                           Mr. David E. Leonard
                           Executive Vice President
                           945 East Paces Ferry Road
                           Atlanta, GA 30326
                           Telephone No.: (404) 231-2366
                           Facsimile No.: (404) 231-3755

                  With a copy to (which shall not constitute notice to the Licensee for purposes of this Section 8.4):

                           Aileen C. Meehan, Esq.
                           William W. Rosenblatt, Esq.
                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Telephone No.: (212) 259-8000
                           Telecopy No.:  (212) 259-6333

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. In no event shall the

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provision of notice pursuant to this Section 8.4 constitute notice for service of any writ, process or summons in any suit, action or other proceeding.

         8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         8.6 Assignment; Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns and legal representatives. Neither this Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned, delegated, sublicensed or transferred by any Party to this Agreement, in whole or in part, to any other person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the Parties hereto; provided, however, that this Agreement may assigned by any Party in the event that such Party assigns its rights under the Service Agreement pursuant to Section 15.10 of the Service Agreement.

         8.7 Sublicense. Licensee may sublicense its rights hereunder to permitted subcontractors under Section 15.16 of the Service Agreement upon receipt of the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed.

         8.8      Third Party Beneficiaries. Except for the provisions of
Section 5, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         8.9 Specific Performance. The Parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies, each other Party shall be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce any of the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

         8.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

         8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         8.12 Consent to Jurisdiction. Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal court located

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in the State of Delaware for the purposes of enforcing this Agreement or the other Ancillary Agreements. If any action is brought in a state court, the Parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Chancery Court in the State of Delaware. In any action, suit or other proceeding, each of the Parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the Parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

         8.13 Descriptive Headings. The descriptive section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         8.14 Survival. The provisions of Sections 5, 7 and 8 hereof shall survive the termination of this Agreement.

         8.15     Termination.

                  (a) A Party may terminate this Agreement with respect to another Party immediately upon notice if such other Party files a petition for bankruptcy or insolvency, has an involuntary petition under bankruptcy laws filed against it, and such petition shall not be dismissed within 60 days after filing thereof, commences an action providing for relief under bankruptcy laws, files for appointment of a receiver, or is adjudicated a bankrupt concern.

                  (b) Agreement may be terminated by either party for any other material breach by the other upon delivery of a sixty (60) days' written notice of termination, if any such breach remains uncured during such sixty (60) day period.

         8.16 Bankruptcy Protection. All rights and licenses granted under or pursuant to this Agreement by Licensor to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code (11 U.S.C. Section 101 et seq.), licenses of rights to "intellectual property" as defined therein. The Parties agree that Licensee, as licensee of such rights, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event that any proceeding shall be instituted by or against Licensor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or Appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions (each a "Proceeding"), Licensee shall have the right to retain and enforce its rights under this Agreement, including but not limited to the following rights:

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         (a)      the right to continue to use the Computer Systems and all
         documentation and other supporting material related thereto, in accordance with the terms and conditions of this Agreement; and

         (b) the right to a complete duplicate of (or complete access to, as appropriate) all Computer Systems and the source code for the Computer Systems and all embodiments of such, and Licensor shall promptly deliver, or shall promptly cause to be delivered the same to Licensee (i) upon any such commencement of a Proceeding upon written request therefor by Licensee, unless Licensor elects and is permitted to continue to perform all of its obligations under this Agreement, or
         (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Licensor upon written request therefor by Licensee. Licensor shall maintain all Computer Systems in tangible form.

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                  IN WITNESS WHEREOF, each of the Parties has caused this
Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                                            LICENSOR:

                                            ROYAL INDEMNITY COMPANY

                                            By: /s/ Stephen M. Mulready
                                                -----------------------------
                                            Name:  Stephen M. Mulready
                                            Title: President and Chief Executive
                                                   Officer

                                            LICENSEE:

                                            ROYAL SPECIALTY UNDERWRITING, INC.

                                            By: /s/ James A. Dixon
                                                -----------------------------
                                            Name:  James A. Dixon
                                            Title: Chairman

                                 SCHEDULE 1.1(1)

                           TRANSMISSION SPECIFICATIONS

Access through Wide Area Network

Access via the Internet

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                                 SCHEDULE 1.1(2)

                                COMPUTER SYSTEMS

COMPUTER SYSTEMS AND DATABASES:

1) Premium Interface - RSUI transmits all premium transactions such as policies and endorsements. This data is processed by Royal into the premium accounting system. RSUI transmits the data via the Internet using the FTP protocol, into a dataset named PRODDS1.P6IA.PREMREG.EA2701 that resides on the Royal mainframe. The Host job that runs on the Royal mainframe to process the data is named 5A27.

2) UIS Interface - RSUI transmits policy information that is used to populate Royal's UIS clearance system. This data is transmitted via the Internet using the FTP protocol. The dataset name is P00011.RSUI.UIS and the Host job name is H8C505.

3)       B-File Database and user interface provided via Royal Host system.

4)       PODS Database (relational database that is a relational copy of B-File)

5)       ENTRI: Premium registration system

6) INFONET - This is a Royal developed system that incorporates ISONET with Royal's proprietary information.

7)       ISONET

8) The following databases on Field1 server accessible via Lotus Notes (note that access to these databases may require Lotus Notes; Licensor will not be providing Lotus Notes to Licensee hereunder):

         CL\State Filing Handbook.nsf
         CL\UMUIM.nsf
         Cl\CHARTS.nsf
         CS\State Reporting.nsf
         CL\RRF.nsf
         CS\DEREG.nsf
         CL\HAZIND.NSF
         CS\Laws-DOI.NSF
         Complaint Log

9) Any other Licensor software and information technology systems, if any, as may be necessary for Licensee to perform the Services under the Service Agreement to the extent that Licensor has the right to make such systems available to Licensee.